EXHIBIT 10.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT
TO
COLLABORATION AGREEMENT

This First Amendment (this “Amendment”) to the Collaboration Agreement dated as of January 28, 2011 (the “Agreement”), by and among MAP Pharmaceuticals, Inc. (“MAP”), Allergan, USA, Inc. (“Allergan USA”), Allergan Sales, LLC (“Allergan Sales”) and Allergan, Inc., (collectively with Allergan USA and Allergan Sales, “Allergan”), is effective as of May 10, 2011 (the “Effective Date”), by and among Allergan and MAP.  Capitalized terms not otherwise defined herein shall have the meanings provided for them the Agreement.

Recitals

Whereas, Allergan and MAP entered into the Agreement and now intend to modify the Agreement to (i) extend the date by which the parties shall have agreed upon and presented an initial Commercialization Plan to the Joint Steering Committee and (ii) add a separate and independent Medical Affairs Committee with responsibility to oversee activities related to medical affairs and education.

Agreement

Now, Therefore, the parties mutually agree to amend the Agreement as follows:

1.	Section 1.95 shall be restated as follows: ““Plan” means Development Plan, Commercialization Plan, or Medical Affairs Plan, as applicable.”

2.	Section 1.104 shall be restated as follows: ““Promotional, Sales and Marketing Expenses” and “Medical Affairs Expenses” have the meanings as set forth in Exhibit 1.113.”

3.	In Exhibit 1.113, the definition of “Promotional, Sales, Marketing, and Medical Affairs Expenses” or “PSMM Expenses” shall be restated as set forth below:

“3.1  “Promotional, Sales and Marketing Expenses” or “PSM Expenses” means those costs which are incurred by a Party or for its account which are specifically identifiable to Commercialization, including [***], including [***] or, solely for sales representatives providing Details for Product, [***] and [***] costs, [***], including without limitation [***], in each case consistent with the Commercialization Plan and otherwise with the terms of this Agreement. [***]. Notwithstanding anything to the contrary in the foregoing, PSM Expenses shall always specifically exclude any [***] and the cost and expense of activities that [***].

3.2 “Medical Affairs Expenses” means those costs which are incurred by a Party or for its account which are specifically identifiable to medical affairs activities, including [***].”

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.	All references in the Agreement to “PSMM Expenses” shall be restated as “PSM Expenses”.

5.	Clause (vii) of Section 3.2(b) shall be restated as follows:

(vii)   Establish, on an annual basis no later than July 1, a two (2) year forecast, containing a projection of annual Product unit sales and associated annual PSM Expenses reflecting Commercially Reasonable Efforts of the Parties in Commercializing Product and supporting Medical Affairs Expenses reflecting Commercially Reasonable Efforts (“Annual Forecast And Budget”), which shall be in a format determined by the JSC or mutually agreed by the Parties;

6.	Section 3.3(b), 3,3(c) and 3.3(d) shall be restated as follows:

“3.3(b)Each Alliance Manager shall strive to create and maintain a collaborative work environment within and among the JSC, PDC, JCC, MAC and any subcommittees.  Each Alliance Manager will also:  (i) attempt to resolve, in the first instance, all matters of dispute arising in the JSC, PDC, JCC, MAC or any subcommittees; (ii) coordinate the relevant functional representatives of the Parties in developing and executing strategies and Plans for Product to Physician Targets in the Field in the Territory; (iii) provide a single point of communication for seeking consensus both internally within the respective Parties’ organizations and between the Parties regarding key strategy and Plan issues; (iv) identify and bring disputes to the attention of the JSC in a timely manner; (v) plan and coordinate cooperative efforts and internal and external communications; (vi) track and report progress of the Parties against all Plans and activities; and (vii) ensure that governance activities, such as the conduct of required JSC, PDC, JCC, MAC and any subcommittee meetings, take place, including by taking meeting minutes and producing such minutes as set forth in this Agreement, and by following up on relevant action items resulting from such meetings to confirm that such activities are appropriately carried out or otherwise managed.

3.3 (c) The Alliance Managers shall attend all subcommittee meetings and JSC, PDC and JCC, MAC meetings and support the co-chairpersons of the JSC, PDC, JCC, MAC and subcommittees in the discharge of their responsibilities.  Alliance Managers shall be nonvoting participants in the JSC, PDC, JCC, MAC and subcommittee meetings, unless they are also appointed Members of the JSC, PDC, JCC, MAC or the subcommittee provided, however, that an Alliance Manager may bring any matter to the attention of the JSC or any subcommittee if such Alliance Manager reasonably believes that such matter warrants such attention.

3.3 (d)The Alliance Managers shall jointly be responsible for working with the JSC and other committee Members to prepare and circulate an agenda in advance of each meeting of the JSC, PDC, JCC, MAC and subcommittee, and to prepare and issue initial drafts of minutes of each meeting within seven (7) Business Days thereafter.  Meeting minutes will not be finalized until both Parties’ representatives on the JSC, PDC, JCC, MAC or subcommittee review and confirm the accuracy of such minutes in writing,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

which such representatives shall do and approve in writing within seven (7) Business Days of receiving such minutes for review and comment.”

7.	Section 3.5(b)(v) shall be restated as follows:

“Review and make decisions regarding post-Initial Indication Approval Development activities, taking into consideration the appropriateness of any Development activities including line extensions and Clinical Trials for purposes of new indications in the context of the overall marketing and promotional strategy for Product;”

8.	Section 3.5(b)(xi) shall be deleted in its entirety, and the subsequent clauses of Section 3.5(b) shall be renumbered accordingly.

9.	A new Section 3.6 shall be added, which shall state as follows:

“3.6            Medical Affairs Committee.

(a) Members; Officers. The Parties shall establish a Medical Affairs committee for Product (the “Medical Affairs Committee” or “MAC”). Each MAC member shall have suitable expertise in medical affairs and education regarding pharmaceutical products and shall not be responsible for promotional or commercial activities. Any member of the MAC may designate a substitute with due authority and expertise conforming to that required by the immediately preceding sentence to temporarily attend and perform the functions of that member at any meeting of the MAC. The MAC shall be chaired by a representative of ALLERGAN. The secretary of the MAC shall be the ALLERGAN Alliance Manager.

(b) Responsibilities. The MAC shall perform the following functions:

(i) Develop and subsequently review and make decisions relating to planned medical education and activities to support Product such as grants and continuing medical education, publications and abstracts, field based medical affairs activities, medical information services, phase IV studies, post-marketing commitments, and other medically related professional education expenses (the “Medical Affairs Plan”), including a budget for Medical Affairs Expenses;

(ii) Oversee implementation of the Medical Affairs Plan throughout the Calendar Year, including managing the budget for Medical Affairs Expenses;

(iii) Review and make decisions regarding Phase IV Clinical Trials in the context of the overall marketing and promotional strategy for Product;

(iv) Lead the review and direct Product publication strategy; and

(v) Perform such other responsibilities that may be assigned to the MAC pursuant to this Agreement, or as may be mutually agreed upon by the Parties from time to time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c) Decision-Making. The MAC shall operate by unanimous consent of its Members, with MAP’s Member Designees having, collectively, one vote and ALLERGAN’s Member Designees having, collectively, one vote in all decisions. The MAC shall use Commercially Reasonable Efforts to make timely decisions and to resolve disputes. If the MAC is unable to resolve any dispute, controversy, or claim arising under this Agreement within a reasonable period after it first addresses such matter, then such dispute, controversy or claim shall be decided by the JSC.

(d) MAP agrees to provide periodic updates to the MAC regarding MAP’s separate medical affairs and education activities to the extent permitted and relevant to the Parties’ activities under this Agreement.”

10.	Section 6.2(c) shall be amended to replace “ninety (90) days following the Effective Date” with “June 1, 2011”.

11.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall apply and remain in full force and effect.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

In Witness Whereof, the parties have executed this First Amendment to Collaboration Agreement as of the Effective Date by persons duly authorized to bind them.

Acknowledged And Agreed:

Allergan, Inc.                                                                           MAP Pharmaceuticals, Inc.

By: /s/ Jeffrey L. Edwards                                                               By: /s/ Timothy S. Nelson
Jeffrey L. Edwards                                                                          Timothy S. Nelson
Executive Vice President,                                                                 President & CEO
Finance and Business Development,
Chief Financial Officer

Allergan USA, Inc.

By: /s/ Jeffrey L. Edwards
Jeffrey L. Edwards
Vice President and Chief Financial Officer

Allergan Sales, LLC

By: /s/ Jeffrey L. Edwards
Jeffrey L. Edwards
Vice President and Chief Financial Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.